Exhibit (j)(1)

CONSENT OF WILLKIE FARR & GALLAGHER LLP

We hereby consent to the reference to our firm included in the prospectus and statement of additional information of TD Waterhouse Family of Funds, Inc. filed as part of Post-Effective Amendment No. 17 to the Registration Statement (File No. 33-96132).

New York, New York
February __, 2006